                         GREAT ELM CAPITAL GROUP, INC.
 LIMITED POWER OF ATTORNEY FOR REPORTING UNDER SECTION 16(a) OF THE SECURITIES
                        EXCHANGE ACT OF 1934, AS AMENDED

Know all by these presents, that the undersigned hereby constitutes and appoints the officers of Great Elm Capital Group, Inc. and Great Elm Capital Management,
Inc., signing singly, the undersigned's true and lawful attorney-in-fact to:

(a) execute for and on behalf of the undersigned, in the undersigned's capacity as director of Great Elm Capital Group, Inc., with respect to Great Elm
    Capital Group, Inc., any of its affiliates or any of their portfolio company investments filings required under Section 16(a) of the Securities Exchange
    Act of 1934, as amended, and the rules thereunder (the "Exchange Act");

(b) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Exchange Act filings, complete and execute any amendment or amendments thereto, and timely file any such form with the United States Securities and Exchange
    Commission and any stock exchange or similar authority, including completing and executing a Uniform Application for Access Codes to File on Edgar on
    Form ID; and

(c) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-
    fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make filings under the Exchange Act with respect to Great Elm Capital Group, Inc. or any of its portfolio companies, the undersigned is no longer a director of Great Elm Capital Group, Inc., or unless earlier revoked by the undersigned in a signed writing delivered to an officer of Great Elm Capital Group, Inc.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of August 2017.

                                        /s/ Adam M. Kleinman
                                        ---------------------------
                                        Adam M. Kleinman